EXHIBIT 23.1
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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We consent to incorporation by reference in the Registration  Statements on Form
S-8 (File No. 333-40592) for The North American Resorts, Inc. 2000 Qualified Stock Option Plan and Form S-8 (File No. 333-40594) for The North American Resorts, Inc. 2000 Nonqualified Stock Option Plan of our report dated April 26, 2000, relating to the balance sheet of North American Resorts, Inc. as of December 31, 1999 and 1998 and the related statements of operations and comprehensive income, changes in shareholders' equity and cash flows for the years ended December 31, 1999 and 1998, respectively, which report appears in the 1999 Annual Report on Form 10-KSB of North American Resorts, Inc.

                                                         S. W. HATFIELD, CPA
Dallas, Texas
July 24, 2000






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